                                                                      EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY



                                                                            Jurisdiction                   % of
                                                                                  of                  Voting Stock
                                                                            Incorporation            or Partnership
                                                                                  or                 Interest Owned
                 Name of Subsidiary                                          Organization               by Company
                 ------------------                                          ------------              --------------
American PCS, L.P.  . . . . . . . . . . . . . . . . . . . . . . . . . .      Delaware                      1.5% (a)
Bisbee Cable TV, Inc.   . . . . . . . . . . . . . . . . . . . . . . . .      Arizona                       100%
Bowater Mersey Paper Company Limited  . . . . . . . . . . . . . . . . .      Nova Scotia                    49%
Capitol Fiber, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . .      Maryland                       90%
Coast TV Cable, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .      Mississippi                   100%
Coastal Bend Cablevision Corp.  . . . . . . . . . . . . . . . . . . . .      Texas                         100%
Digital Ink Co.   . . . . . . . . . . . . . . . . . . . . . . . . . . .      Delaware                      100%
The Gazette Newspapers, Inc.  . . . . . . . . . . . . . . . . . . . . .      Maryland                      100%
I.H.T. Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . .      Delaware                       50%
      International Herald Tribune S.A.   . . . . . . . . . . . . . . .      France                     33-1/3%
International Herald Tribune S.A.   . . . . . . . . . . . . . . . . . .      France                     33-1/3%
Legi-Slate, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .      Delaware                      100%
Los Angeles Times-Washington Post News Service,
   Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      D.C.                           50%
Mammoth Micro Productions, Inc. . . . . . . . . . . . . . . . . . . . .      Washington                     80%
Marks Cablevision of Green, Incorporated  . . . . . . . . . . . . . . .      Ohio                          100%
Newsprint, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .      Virginia                      100%
      Bear Island Paper Company   . . . . . . . . . . . . . . . . . . .      Virginia                       35%  (a)
      Bear Island Timberlands Company   . . . . . . . . . . . . . . . .      Virginia                       35%  (a)
Newsweek, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      New York                      100%
      Newsweek Services, Inc.   . . . . . . . . . . . . . . . . . . . .      Delaware                      100%
      Newsweek Services (Canada), Inc.  . . . . . . . . . . . . . . . .      Delaware                      100%
Oklahoma Broadcasting Company   . . . . . . . . . . . . . . . . . . . .      Oklahoma                      100%
Omnicom Cablevision of Illinois, Inc.   . . . . . . . . . . . . . . . .      Illinois                      100%
Post-Newsweek Cable, Inc.   . . . . . . . . . . . . . . . . . . . . . .      Delaware                      100%
Post-Newsweek Cable of California, Inc.   . . . . . . . . . . . . . . .      California                    100%
Post-Newsweek Cable of Indiana, Inc.  . . . . . . . . . . . . . . . . .      Indiana                       100%

---------------
       (a)  Limited partnership interest.

                                   SUBSIDIARIES OF THE COMPANY
                                  (Continued)


                                                                          Jurisdiction                % of
                                                                               of                Voting Stock
                                                                         Incorporation           or Partnership
                                                                              or                 Interest Owned
                 Name of Subsidiary                                      Organization              by Company
                 ------------------                                      ------------             --------------
Post-Newsweek Cable of North Dakota, Inc. . . . . . . . . . . . . . .      Delaware                     100%
Post-Newsweek Cable of Oklahoma, Inc.   . . . . . . . . . . . . . . .      Oklahoma                     100%
Post-Newsweek Pacific Cable, Inc.   . . . . . . . . . . . . . . . . .      California                   100%
Post-Newsweek Stations, Inc.    . . . . . . . . . . . . . . . . . . .      Delaware                     100%
       Post-Newsweek Stations, Connecticut, Inc.  . . . . . . . . . .      Delaware                     100%
       Post-Newsweek Stations, Florida, Inc.  . . . . . . . . . . . .      Florida                      100%
       Post-Newsweek Stations, Houston, Inc.  . . . . . . . . . . . .      Delaware                     100%
       Post-Newsweek Stations, Michigan, Inc.   . . . . . . . . . . .      Delaware                     100%
             Pro Am Sports System, Inc.   . . . . . . . . . . . . . .      Delaware                     100%
       Post-Newsweek Stations, San Antonio, Inc.  . . . . . . . . . .      Delaware                     100%
Robinson Terminal Warehouse Corporation   . . . . . . . . . . . . . .      Delaware                     100%
Sandoval County Cable Television Company  . . . . . . . . . . . . . .      New Mexico                   100%
Stanley H. Kaplan Educational Center Ltd.   . . . . . . . . . . . . .      Delaware                     100%
       Stanley H. Kaplan Educational Center of
          Canada Ltd.   . . . . . . . . . . . . . . . . . . . . . . .      Ontario                      100%
       Stanley H. Kaplan Educational Center of
          Puerto Rico, Inc. . . . . . . . . . . . . . . . . . . . . .      Puerto Rico                  100%
The Daily Herald Company  . . . . . . . . . . . . . . . . . . . . . .      Washington                   100%
WPC Telecommunications, Inc.  . . . . . . . . . . . . . . . . . . . .      Delaware                     100%
       Moffet, Larson & Johnson, Inc.   . . . . . . . . . . . . . . .      Delaware                      71%

----------------

             As permitted by Item 601(b)(22) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as that term is defined in Rule 1-02(v) of Regulation S-X.